UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
       Date of Report (Date of Earliest Event Reported): February 21, 2005

                        LOTTERY & WAGERING SOLUTIONS INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                            (State of Incorporation)

              0-22191                          IRS NO. 65-067590
      (Commission File Number)          (IRS Employer Identification)


 2250 N.W. 136 AVENUE, SUITE 103, PEMBROKE PINES, FLORIDA           33028
          (Address of Principal Executive Offices)               (Zip Code)

                                 (954) 885-0560
              (Registrant's telephone number, Including Area Code)

                                 ---------------

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO OF A MATERIAL DEFINITIVE AGREEMENT

         (a)(1) The registrant has entered into a Stock Purchase and Sale Agreement dated February 21, 2005, (the "Agreement"), with a local Surinamese businessman, Robby Liesdek, who has no material relationship with the registrant or any of its affiliates, for the sale of all of the shares of capital stock owned by the registrant in Golden Tulip Leisure A.V.V., an Aruba Exempt Corporation, ("GTL") for $500,000. The transfer of the shares and the payment of the purchase price is to take place within thirty days of the date of the contract. GTL is a wholly owned subsidiary of the registrant which was created for the sole purpose of holding the lease dated September 7, 2004, to premises in the Golden Tulip Casino Hotel, Conference and Leisure Center in Paramaribo, Suriname, and operating a casino on such premises.

         The Agreement contains various representations and warranties common to agreements of this type and also contains a covenant under which the registrant agrees not to compete with the buyer for a period of five years. The registrant has determined not to continue any operations in Suriname, (see Item 2.05 hereof), including those conducted by GTL.

ITEM 2.05         COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

         (a) On February 21, 2005, the Board of Directors adopted a resolution committing the Company to terminate its operations in Suriname, and to formulate a plan for the orderly disposition of its assets involved in such operations. Such action was taken primarily as a result of an evaluation of various consequences arising out of the eviction on January 1, 2005, of the registrant's joint venture subsidiary, Suriname Leisure Company A.V.V., ("SLC"), from its premises at the Plaza Hotel in Paramaribo, Suriname, as reported in the registrant's Form 8-K filed January 6, 2005.

         (b-d) The registrant anticipates incurring substantial additional charges over and above those referred to in the aforementioned Form 8-K, and in the Form 12b-25, filed February 14, 2005, but it is unable at this time to make a good faith estimate of the major costs associated with the exit from Suriname, or the total amount or range of amounts expected to be incurred in connection therewith, or of the amount or range of amounts of the charge that will result in future cash expenditures.

         As a consequence of the decision to terminate the Suriname operations, the registrant is unable to timely complete and file its Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004.

ITEM 2.06         MATERIAL IMPAIRMENTS

         As a result of the foregoing, under generally accepted accounting principles, the registrant expects to reflect a charge in its financial statements at December 31, 2004 for the impairment of assets associated with SLC of approximately $3,000,000, including approximately $2,600,000 for the full impairment of the unamortized leasehold improvements in SLC. Other assets of the registrant associated with the Suriname operations may be fully or partially impaired as a result of the decision to terminate the Suriname operations. The registrant is unable in good faith to currently make determinations of estimates of the amount or range of amounts of such impairment charges or of the amount or range of amounts of such impairment charges that will result in future expenditures.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.
Exhibit No.       Description
-----------       -----------

99.4 Press release, dated February 25, 2005, announcing decision of the Company to terminate operations in Suriname, and the entry into an Agreement for the sale of GTL.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              LOTTERY & WAGERING SOLUTIONS INC.


Date: February 25,  2005                      By:/s/ Miles R. Greenberg
                                                     Miles R. Greenberg
                                                     Vice President

                                INDEX TO EXHIBITS
 -----------------------------------------------------------------------------

Exhibit No.       Description

99.4 Press release, dated February 25, 2005, announcing decision of the Company to terminate operations in Suriname, and the entry into an Agreement for the sale of GTL.